CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-283085 on Form S-6 of our report dated January 3, 2025, relating to the financial statement of FT 11909, comprising Electric Utilities, Infrastructure & Technology Portfolio, Series 1, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

January 3, 2025